EXHIBIT 99.1

NEWS RELEASE

For Immediate Release (925) 328-4656	Contact: Patrick J. Lawlor Vice President Finance/Chief Financial Officer

Giga-tronics Receives Order Valued At $1.5 Million for High Performance YIG Tuned Filter Products

SAN RAMON, Calif. — May 26, 2011 — Giga-tronics Incorporated (Nasdaq: GIGA) announced today that it has received an order valued at $1.5 million for microwave components from a major aircraft manufacturer.  It represents the second year of a four year contract.  The award for high performance specialty filters based upon the Company’s fast switching YIG technology, will be fulfilled by Giga-tronics’ Microsource component subsidiary located in Santa Rosa, California.  John Regazzi, CEO of Giga-tronics stated, “We are committed to supporting this ongoing program and are pleased to have our customer’s continued confidence in us as a valued supplier.”

Founded in 1980, Giga-tronics Incorporated is a publicly held company, traded on the NASDAQ Capital Market under the symbol “GIGA”.  Giga-tronics is a leading engineering and design manufacturer of best-in-class RF and microwave signal generators, power amplifiers, power meters, and USB power sensors and broadband switching matrices.  Research and Development production and calibration managers, scientists, engineers and technicians around the world use Giga-tronics test equipment and realize higher productivity and greater ease of use in many applications:  ATE systems, aerospace and defense telecommunications and general component test.  Please visit our website at www.gigatronics.com.

This press release contains forward-looking statements concerning orders and shipments.  Actual results may differ significantly due to risks and uncertainties, such as future orders, cancellations or deferrals, disputes over performance and the ability to collect receivables.  For further discussion, see Giga-tronics’ annual report on Form 10-K for the fiscal year ended March 26, 2011 Part I, under the heading “Risk Factors” and Part II, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.